EXHIBIT 10.15

                AGREEMENT FOR THE EXPLOITATION OF JOINT INVENTION


            THIS AGREEMENT FOR THE EXPLOITATION OF JOINT INVENTION (this "Agreement") is made and entered into as of the __ day of _________, 1996, by and between WORGAS BRUCIATORI SRL, an Italian company having its registered office at Via Coppi 17, 41043 Formigine (Modena), Italy ("WORGAS") and DESA INTERNATIONAL, a Delaware, U.S.A. corporation having its registered office at 2701 Industrial Drive, Bowling Green, Kentucky 42102-9004, U.S.A., ("DESA").

                  WHEREAS, the method of preventing log impingement of yellow flames in a vent-free artificial gas log set more fully described in Exhibit A hereto, (the "Invention") was invented jointly by Gunther Berthold ("Berthold"), an employee of WORGAS, and by John S.
Thomas ("Thomas"), an employee of DESA; and

                  WHEREAS, the parties acknowledge and agree that all rights to exploit the Invention and/or the innovative concepts underlying the Invention belong to WORGAS and DESA equally and that any exploitation of the Invention and/or of said underlying concepts shall require the consent in writing of both parties; and

                  WHEREAS, WORGAS and DESA intend, as soon as possible, to apply together for one or more patents (the "Patents") covering the Invention in various countries; and

                  WHEREAS, WORGAS and DESA wish to exploit commercially the Patents, the Invention and the innovative concepts underlying the Invention in a manner advantageous to both parties;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. For the term of this Agreement and subject to the conditions hereof, WORGAS authorizes DESA to manufacture and sell products based on the Invention and/or on any or all of the innovative concepts underlying the Invention and products involving use of the Invention and/or of said underlying innovative concepts (collectively, the "Products") and DESA agrees to exercise its best efforts to maximize Product sales.

                  2. For the term of this Agreement, DESA agrees to purchase exclusively from WORGAS the gas burners used in practicing the Invention and used in manufacturing the Products, at the prices in effect at the time WORGAS receives DESA'S written purchase order for said burners, as determined in accordance with Exhibit B hereto, and subject to the general conditions of sale in effect at said time. Any revisions to the general conditions of sale during the term hereof must be mutually agreeable between DESA and WORGAS. Unless otherwise agreed in writing by the parties, said revised general conditions of sale shall be deemed effective thirty (30) days following mutual acceptance.

                  3. For the term of this Agreement, WORGAS agrees to sell exclusively to DESA and to no other parties gas burners used in the practice of the Invention (the "Product Burners") which WORGAS knows or reasonably should know will be used in the practice of the Invention. Nothing herein shall preclude WORGAS from selling Product Burners in the United


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                                      -2-

States or any other country for applications other than the Products. On an exception basis during the term hereof, WORGAS and DESA may mutually agree in writing to authorize WORGAS to sell the Product Burners to third parties for the manufacture and sale of the Products in clearly specified parts of the world. Except as otherwise agreed in writing by WORGAS and DESA, any such agreement with third parties shall provide that (a) the third party must purchase from WORGAS all said burners, at WORGAS's list prices plus an applicable mark-up agreeable between WORGAS and DESA at the time WORGAS receives the third party's written order for said burners and (b) any mark-up paid by the third party shall be divided equally between WORGAS and DESA. In addition, from time to time during the term hereof, WORGAS and DESA may agree in writing to grant to third parties royalty-bearing, non-exclusive licenses to manufacture and sell some or all of the Products in clearly specified parts of the world. Except as otherwise agreed in writing by WORGAS and DESA, any such license agreement shall provide that (a) the licensee must purchase from WORGAS all gas burners used in manufacturing the licensed Products, at WORGAS's applicable list prices in effect at the time WORGAS receives the licensee's written order for said burners and (b) any royalty paid by the Licensee shall be divided equally between WORGAS and DESA.

                  4. This Agreement shall enter into force and effect as of the date first set forth above and shall remain in effect for a minimum seven (7) year period from said date, provided however, that, if at the expiration of said seven (7) year period, the parties have previously obtained a United States Patent covering the Invention (the "Issued U. S. Patent"), or have a United
States patent application pending with one or more claims covering the Invention, the Agreement shall terminate either (1) when such Issued U.S. Patent or a United States Patent issuing from such pending United States application, has expired or has been held by a court or tribunal of competent jurisdiction to be invalid or unenforceable in a judgment or decision from which no appeal is or can be taken, or has had all of its claims cancelled by Reexamination, or (2) when such application becomes abandoned, whichever occurs first. Either party shall be entitled to terminate this Agreement with immediate effect at any time in the event of a material breach by the other party of any obligation of said other party hereunder, which breach is not cured within ninety (90) days following the receipt by the breaching party of written notice of breach. In the event of such termination, the breaching party shall have no rights under the Invention or the Patents in any country of the world, and any application filed by the breaching party, solely or jointly, or any Patent obtained by the breaching party, solely or jointly, under the provisions of paragraphs 6A or 6B below, shall become the property of the other party upon the date of such termination.

                   5. If at any time during the term of this Agreement, DESA ceases to engage in the manufacturing of the Products or WORGAS ceases to engage in the manufacturing of gas burners ( the Discontinuing Party"), the other party shall be immediately notified in writing and this Agreement shall terminate upon the date of such written notice. The parties hereby agree that, from said termination date forward, all rights to exploit the Invention and/or the innovative concepts underlying the Invention shall belong exclusively to the party which has not ceased to engage, respectively, in the manufacturing of the Products or of gas burners (the "Continuing Party"), and any application filed by the parties, or any Patent obtained by the parties, under the provisions of paragraphs 6A or 6B, shall become the property of the Continuing Party upon the date of such written notice. The parties further agree that the Continuing Party shall have no obligation to compensate the other party for loss of said exploitation rights.



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                                      -3-

                  6A. DESA shall have the responsibility for filing and prosecuting an application for Patent covering the Invention in the United States Patent and Trademark Office (PTO) and for maintaining any resulting patent. The application, any continuations or divisions thereof, and any resulting Patent or Patents shall be owned equally by DESA and WORGAS; DESA and WORGAS shall share equally all costs and expenses involved in preparing and prosecuting the application or applications and in maintaining any resulting Patent or Patents. If all claims of the United States application are finally rejected by the PTO, either party may notify the other party in writing of its intention to discontinue participating in the prosecution of the application and, in that event, the costs and expenses of any continued prosecution of the application shall be borne entirely by the other party. Any party deciding to discontinue participating in the prosecution of a U.S. Patent application which has been finally rejected by the PTO will have no rights under any patent finally obtained. Further, any party deciding to discontinue the payment of maintenance fees for any U.S. Patent shall thereafter have no right under any such U.S. Patent. WORGAS agrees to use its best efforts to have Berthold sign any and all papers as may be necessary to assist DESA in obtaining such Patent or Patents. DESA agrees to use its best efforts to have Thomas sign any and all papers as may be necessary to assist DESA in obtaining such Patent or Patents.

                  6B. If either of the parties hereto desires to obtain a Patent covering the Invention in any country other than the United States as provided for in paragraph 6A above, such party shall advise the other party in writing. The party receiving such notice may, within ninety (90) days from receipt of such notice, advise the other party in writing of its intention to join the notifying party in filing an application to obtain such Patent in which case the notifying party shall be responsible for preparing and prosecuting the application and maintaining any resulting Patent, provided however, that the parties shall equally share all expenses incurred in preparing and prosecuting the application and maintaining any resulting Patent. If the receiving party does not so notify the other party within the aforesaid ninety (90) day period, the receiving party shall have no rights under any Patent obtained in accordance with this paragraph. Any party deciding to discontinue participating in the prosecution and/or maintenance of an application or patent in countries, other than the United States, shall have no rights under any such application or patent.

                  6C. As to any jointly-owned Patent obtained under the provisions of paragraphs 6A or 6B, either party desiring to enforce such jointly-owned Patent by litigation or license shall notify the other party in writing. The other party may advise the notifying party within ninety (90) days of such notice of its intention to join the notifying party in such enforcement in which all expenses incurred in such enforcement and all recovery by way of damages or royalties shall be equally shared. If the receiving party does not so reply within said ninety (90) day period, the notifying party may-proceed by suit or otherwise in the names of both parties, but the receiving party shall have no rights to any recovery by way of damages or royalties.

                  6D. DESA will pay all costs and expenses associated with the patent prosecution and maintenance fees, and will invoice Worgas for 1/2 of these expenses.

                  7. Each of the parties agrees to use the confidential information received by it from the other party and relating to the Invention, the Products and/or Product components (the "Confidential Information") solely for the purposes described herein and to keep said Confidential Information in the strictest confidence. Said confidentiality obligation shall not apply to that information and those documents which:

                  (a)      are   publicly   available   at  the  time  of  their
                           disclosure;


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                                      -4-

                  (b) following their disclosure become publicly available through no fault of the receiving party;

                  (c) the receiving party can prove to have had in its possession prior to the date of disclosure;

                  (d) the receiving party can prove to have obtained or developed independently;

                  (e) or are required to be released by order of any competent court or governmental authority.

                  8. The recitals hereto and the following exhibits constitute integral parts of this Agreement:

                  Exhibit A: The Invention
                  Exhibit B: Product Component Prices

                  9. This Agreement constitutes the entire agreement of the parties hereto and supersedes any and all prior agreements between the parties, whether oral or in writing, with respect to the subject matter hereof. Any amendment hereto shall be valid only if made in writing and signed by the authorized representatives of both parties.

                  10. Neither party may assign its rights and/or delegate its duties hereunder absent the prior written consent of the other party.

                  11. Any dispute arising out of or relating to this Agreement shall be resolved exclusively by the court of competent jurisdiction for the place in which the defendant's principal place of business is located, and the applicable law shall be the law of the country or state in which such court is located.

                   12. All notices provided for herein shall be sent by facsimile, and confirmation by first class, registered mail, addressed as follows:

                  (a)      As to DESA:

                           President
                           DESA International
                           2701 Industrial Drive
                           Bowling Green, Kentucky 42102
                           USA
                           (502) 781-5705 (facsimile)

                  (b)      As to WORGAS;

                           President
                           Worgas Bruciatori SRL
                           Via Coppi 17
                           41043 Formigine (Modena)
                           Italy
                           01139 59 557 640 (facsimile)


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                                      -5-

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


WORGAS BRUCIATORI SRL                        DESA INTERNATIONAL

BY:__________________________                BY:___________________________
TITLE:_______________________                TITLE:________________________



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                                    Exhibit A
                                  The Invention

               METHOD AND APPARATUS FOR PREVENTING IMPINGEMENT OF
            YELLOW FLAMES ON AN ARTIFICIAL LOG(S) IN A GAS LOG OR GAS
                               HEATER APPLICATION

                          Description Of The Invention

                  The present invention resides in a configuration of gas burner ports in a vent-free log heater that will allow yellow flames to be in closer proximity to an artificial log than current art, resulting in a more realistic wood fire appearance. Avoidance of impingement of yellow flames with any material object, including an artificial log, is necessary to prevent excessive undesirable emissions in an unvented application.

                  A second set of ports located between the ports of the yellow flames and the artificial log can be used to eject blue flames. These blue flames will act as a blanket separating the yellow flames from the log surface thus preventing impingement of yellow flames with the log. Alternately, the function of the second set of middle ports can be achieved by ducting or routing exhaust gases from any other source.

                  Locating   yellow  flames  in  very  close  proximity  to  the
artificial log is not currently achievable in current art due to the likely problem of undesirable emissions due to impingement. However, such a close arrangement of yellow flames and artificial logs results in a more realistic-looking fireplace log fire, making such a heater more desirable in the marketplace.

                  Blue flame impingement upon a properly designed artificial ceramic fiber log has been available for years in the vent-free heater industry and is desirable because the surface of the log can be made to glow red by the blue flames. This has proven to be an aesthetically preferred appearance for such a log heater.

                  The middle flame set in the preferred configuration, if of blue flames, can thus be used to create a glowing log, which would be visible through the front yellow flames. Alternately, a gas control system can be used which can shut-off the front yellow flames, so that a glowing log alone can be the only heat source in that area of the log set.

                  Referring to FIGURE 1, an artificial log 10 of a gas log set is made of a suitable ceramic material well known to those skilled in the art. Of course, log 10 may be associated


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with one or more  other  logs of the same  material.  A burner  tube,  generally designated 12, includes a plurality of longitudinally arranged parts 14. These ports are in communication with a gas source for producing yellow flames 16.

                  A separate burner tube 8 also having longitudinally arranged ports 18 is in communication with a source of gas for producing a middle set of blue flames 20. Alternatively, a single burner tube using a longitudinally extending separate set of ports, and venturi tubes, and a gas supply source which is internally separated, can be provided for combining burner tube 8 and burner tube 12 to produce both blue and yellow flames.

                  The blue flames 20 act as a barrier between the log and the yellow flames 16 thereby preventing undesirable emissions. The blue flames 20 permit the yellow flames 16 to be positioned as close as possible to the log 10 without creating the undesirable emissions referred to above. The provision of allowing the yellow flames to be in close proximity to the artificial log 10 results in a more realisticlooking wood fire.

                  Using a conventional dual-circuit gas control, the vent-free artificial gas log set may be operated in two modes. In the first mode, the yellow and blue flames are emitted thereby producing the glowing log and the yellow flames simulating to the extent possible a wood burning fireplace. In the second mode, only the blue flames 20 will be provided for producing a glowing log.

                  Referring now to the embodiment of FIGURE 2, ports 24 produce a yellow flame 26. Flue gases 28 are ducted or channeled between the log 10 and the yellow flame 26. The provision of the flue gases 28 permits the yellow flames to be located as close as possible to the log without forming undesirable emissions. The flue gases 28 act as a barrier between the log 10 and the yellow flames 26 but nevertheless permit the flames 26 to be emitted in close proximity to the log for providing a more realistic-looking wood fire flame.

                  Using a conventional manual or thermostatic gas control, the vent-free artificial gas log set may be operated in an on-off mode, with both blue and yellow flames being either "on" or "off'.


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                                                                       Exhibit B

                            Product Component Prices

                  For the first twelve months of the term of the Agreement, the ex works prices for the Product components manufactured by WORGAS as of the effective date of the Agreement including packaging in cardboard boxes measuring (1100 x 850 x 1050h) and on wooden pallets (the "Prices") shall be as follows:

Product Component                                             Price





                  Once during each twelve-month period thereafter, WORGAS shall be entitled to increase the Prices to account for increases in the cost of materials used in manufacturing the Product components and/or in relevant labor costs. DESA shall be entitled to submit to WORGAS written summaries of United States market conditions and market pricing changes affecting the Products at the time said summaries are submitted to WORGAS, along with documentary evidence supporting the statements made in said summaries, and WORGAS agrees to consider any such summaries in its possession prior to increasing the Prices. It is understood, however, that at no time shall WORGAS be required to reduce or to consider reducing the then current prices of the products supplied by it to DESA, except in the event that the cost of materials used in manufacturing the Product components and/or relevant labor costs have decreased during the twelve-month period in question, in which case WORGAS shall reduce the then current prices of the Product components to account for said decrease. WORGAS shall provide DESA with a list of the prices as revised from time to time in accordance with the terms hereof. Unless otherwise agreed in writing by the parties, said revised Prices shall be deemed effective 30 (thirty) days following receipt thereof by DESA.

                  Should WORGAS commence manufacturing any Product components not manufactured by WORGAS as of the effective date of the Agreement, the parties shall agree on the initial prices to be paid by DESA to WORGAS for said components and, thereafter, the price increase mechanism described in this Exhibit B shall apply to those components as well.